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                                                                    EXHIBIT 23.7


             [STIFEL, NICOLAUS & COMPANY, INCORPORATION LETTERHEAD]



               CONSENT OF STIFEL, NICOLAUS & COMPANY, INCORPORATED



We hereby consent to the summarization of our fairness opinion letter and references to our firm under the caption "THE MERGER Opinion of Peoples Financial Advisor" and to the inclusion of such letter in the Proxy Statement - Prospectus which is part of this Registration Statement on Form S-4 of Peoples First Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities and Exchange Commission promulgated thereunder.


STIFEL, NICOLAUS & COMPANY, INCORPORATED


By:        /s/ MARK J. ROSS
         -----------------------------
         Mark J. Ross
         Vice President


April 8, 1998